UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2007

CRDENTIA CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-31152	76-0585701
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5001 LBJ Freeway, Suite 850

Dallas, Texas 75244

(Address of Principal Executive Offices) (Zip Code)

(972) 850-0780

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

On April 12, 2007, the Company entered into and completed a fifth closing of a private placement pursuant to a Securities Purchase Agreement, as amended (the “Securities Purchase Agreement”), and Registration Rights Agreement, as amended (the “Registration Rights Agreement”), for 499,999 shares at a price of $0.60 per share, with aggregate proceeds of $300,000.  The Securities Purchase Agreement and Registration Rights Agreement were amended as of February 22, 2007 to allow for multiple closings through March 15, 2007, on March 6, 2007 to allow for multiple closings through April 6, 2007 and again on April 5, 2007 to allow for multiple closing through April 30, 2007.  The Board of Directors of the Company has authorized the sale of up to $5,000,000 in common stock in all closings of the private placement.  As previously reported on the Current Reports on Form 8-K filed on January 29, 2007, February 8, 2007, March 6, 2007 and March 30, 2007, the initial closing under the Securities Purchase Agreement occurred on January 25, 2007, a second closing occurred on February 7, 2007, a third closing occurred on March 2, 2007 and a fourth closing occurred on March 28, 2007.  All shares have been and will be issued in a private placement transaction pursuant to Section 4(2) of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.  Pursuant to the terms of the Registration Rights Agreement, the Company has agreed to cause a resale registration statement covering the shares to be filed within 30 days of April 30, 2007.

MedCap Partners L.P. invested $250,000 in the fifth closing of the private placement for 416,666 shares of common stock.  MedCap Master Fund L.P. invested $50,000 in the fifth closing of the private placement for 83,333 shares of common stock. C. Fred Toney, Chairman of the Company’s Board of Directors, is the Managing Member of MedCap Management & Research LLC, which is the general partner of MedCap Partners L.P. and MedCap Master Fund L.P.  Mr. Toney abstained from the vote of the Company’s board of directors in favor of the private placement.

The foregoing descriptions of the transaction documents do not purport to be complete and are qualified in their entirety by the Securities Purchase Agreement and the Registration Rights Agreement filed as Exhibit 10.1 and Exhibit 10.2, respectively, to the Company’s Current Report on Form 8-K filed on January 29, 2007, which are incorporated herein by reference.

On April 13, 2007, Crdentia Corp. (the “Company”) entered into a Settlement Agreement (the “Settlement Agreement”) with Dawson James Securities, Inc. (“Dawson”) to terminate and release the other party from any and all claims (i) arising under the selling agreement between the Company and Dawson dated as of October 5, 2005 (the “Selling Agreement”) and (ii) the litigation commenced by Dawson against the Company related to certain disputes under the Selling Agreement in an action styled, Dawson James Securities, Inc., a Florida corporation vs. Crdentia Corp., a Delaware corporation, Case No: 50-2006CA-001708-XXXX-MB AH, in the Circuit Court of the 15th Judicial Circuit, in and for Palm Beach County, Florida (the “Litigation”).  Pursuant to the terms of the Settlement Agreement, in exchange for Dawson’s promise to release all claims, known or unknown, related to or arising out of the Selling Agreement and the Litigation, we issued 400,000 shares of our common stock to Dawson.

The foregoing descriptions of the settlement documents do not purport to be complete and are qualified in their entirety by the Settlement Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02   Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02.

Item 9.01   Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
10.1	Settlement Agreement, by and between the Company and Dawson, dated as of April 13, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRDENTIA CORP.

April 18, 2007	By:	/s/ James J. TerBeest
James J. TerBeest
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
10.1	Settlement Agreement, by and between the Company and Dawson, dated as of April 13, 2007.